Exhibit 10.4

FARM LEASE AGREEMENT

THIS FARM LEASE AGREEMENT (“Lease”) is made and entered into as of this 25th day of March, 2024, (“Effective Date”), between Source Agricluture Corp. or its assigns, by Murray Wise Associates LLC, Agent (“Lessor”), and Holmes Farms (“Lessee”).

WITNESSETH:

WHEREAS, Lessor owns certain farmland described in attached Exhibit A together with all improvements and buildings thereon, if any (“Premises”); and The Lessor rents and leases to the Lessee, to occupy and to use for agricultural farming purposes only, the following real estate located in Friends Creek Township, Macon County in the State of Illinois consisting of 157.79 cropland acres, more or less, which is described in Exhibit A, thereon belonging to the Lessor, herein “Leased Premises”.

WHEREAS, Lessee desires to rent the Premises from Lessor for use in connection with Lessee’s farming business (“Business”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Lease. Lessor hereby agrees to lease the Premises to Lessee for use in the Business pursuant to the terms and conditions contained herein.

2. Term. The term of this Lease shall commence on March 1, 2024, and shall expire on February 28, 2027.

3. Rent.

a. Base Rent. Lessee shall pay Seventy One Thousand Five and 50/100 Dollars ($71,005.50) (157.79 acres times $450/acre) to Lessor as rent for the Premises during the term of this Lease (“Rent”). Lessee shall receive 100% of all 2024-2026 government payments on the rented acres.

b. Additional Rent. No Additional Rent shall be due throughout the lease term.

c. Lime and Fertilizer. Lessee shall provide receipts to Lessor in a timely manner for lime and fertilizer purchased and applied by Lessee each year and shall also timely deliver the results of soil tests obtained by Lessee on a regular basis during the term hereof, in order for Lessor to verify that the value and quality of the Premises is protected and maintained. Lessee shall be responsible for the cost of all lime and fertilizer applied during the term hereof. The life of lime applied hereunder shall be prorated over the course of three (3) years pursuant to an addendum to this Lease prepared by Lessor for such purpose based on the most recent soil test and the amount and type of lime applied. If Lessee ceases to use the Premises and is not in default under this Lease, Lessee shall be reimbursed for the value of the lime from which Lessee did not benefit, determined according to such addendum. Lessee shall not be entitled to reimbursement for the cost of any fertilizer applied. Minimum fertilizer requirements are listed below, owner reserves the right to decrease fertilizer requirements.

	P2O5	K2O
Corn	78	90
Soybeans	78	90

The lessee shall be utilizing a target pH of 6.5 to build the pH level over a long term period.

d. Due Date. During each year of the term hereof, the Base Rent shall be due and payable in full on or before March 1.

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e. Late Payment.

i. Late Charges. In the event that any payment required of Lessee hereunder is not made within five (5) days following the date that such payment was due, Lessee shall be required to make an additional payment of fifteen percent (15%) of the amount of such late payment. In addition, Lessee shall be responsible for payment of Twenty Five and No/100 Dollars ($25.00) for each day that such late payment remains delinquent thereafter.

ii. Interest. In the event that any payment obligation of Lessee arising hereunder is not made within fifteen (15) days following the date that such payment was due, interest shall accrue on any such amount due hereunder at a rate of eighteen percent (18%) per annum from the date that such payment was due until the date that such payment is made in full.

iii. Due Date. All payments for late charges and interest incurred by Lessee hereunder shall be due and payable immediately when incurred, without requirement of notice or demand therefor by Lessor.

4. Security Interest.

a. Grant. Lessee hereby grants Lessor a security interest in all of the crops grown, growing or to be grown on the Premises and all farm products of Lessee within the meaning of such term under the Uniform Commercial Code as enacted in the applicable jurisdiction, and all proceeds and products of the foregoing (“Collateral”), in order to ensure Lessee’s performance of Lessee’s obligations hereunder (“Security Interest”).

b. Landlord’s Lien. Lessee hereby acknowledges that Lessor shall also have a statutory agricultural landlord’s lien, if available in the applicable jurisdiction, on all of the crops grown, growing or to be grown on the Premises (“Crops”) to secure performance of Lessee’s obligations hereunder (“Lien”).

c. Authorization. Lessee hereby authorizes Lessor to file a financing statement and to take any other action necessary to perfect the Security Interest and the Lien and to otherwise protect Lessor’s rights hereunder.

d. Notice of Purchasers. Lessee shall provide Lessor with written notice of the identity of all potential purchasers of the Crops on the Effective Date in the form of the notice attached hereto as Exhibit B, which notice shall include the names, telephone numbers, contact person, and addresses of all such purchasers (“Purchaser List”). Lessee shall not sell any Crops to any person or entity not included on the Purchase List unless written notice of the identity of such person or entity is provided to Lessor at least thirty (30) days prior to such proposed sale or transfer containing the same information as originally required hereunder for the Purchaser List.

e. Notice to Purchasers. Lessee hereby acknowledges Lessor’s obligation to notify potential purchasers of the Crops in order to maintain the perfection and priority of the Security Interest and Lien under applicable law, and Lessee authorizes Lessor to contact all persons or entities included on the Purchaser List to provide such purchasers with notice of the Security Interest and the Lien and related information, and Lessee will not take or permit any action which would hinder or inhibit Lessor’s protection of the Security Interest and the Lien.

5. Taxes.

a. Real Estate Taxes. Lessor shall be responsible for paying all real estate taxes and assessments accruing with respect to the Premises.

b. Business Taxes. Lessee shall be responsible for paying all taxes arising in connection with Lessee’s personal property, Lessee’s employees, or the Business, or otherwise incurred by or accruing to Lessee.

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6. Insurance.

a. Assumption of the Risk. Lessee understands the hazards of operating a farm and assumes all risk associated with the Premises or Lessee’s operation of the Business during the term of this Lease. Lessee takes possession of the Premises subject to the hazards of operating a farm and assumes all risks of all personal accidents, as well as those to Lessee’s family, employees, agents and representatives in connection with or arising pursuant to Lessee’s possession of the Premises, operation of the Business, or compliance with the terms and conditions of this Lease.

b. Insurance. Lessee shall obtain and maintain in force throughout the term of this Lease, at Lessee’s expense, liability insurance policies of the type, manner and amounts as Lessor shall determine to be appropriate, in Lessor’s sole discretion, including insurance of the Premises and insurance of the Business, which shall include but not be limited to comprehensive business liability coverage of at least One Million and No/100 Dollars ($1,000,000.00) per occurrence. Lessee shall name Lessor as an additional named insured party under such policies and shall provide in such policies that Lessor shall receive at least thirty (30) days prior written notice of any termination of such policies. Lessee shall provide Lessor with copies of such policies, the certificates thereof, and receipts evidencing payment therefor on or prior to the Effective Date and any time that Lessor requests such proof thereafter during the term of this Lease.

c. Compliance. Lessee shall follow the fire prevention, safety or other restrictions set forth in all applicable insurance policies, and Lessee shall not store motor vehicles, tractors, machinery, equipment, fuel, fertilizers, and chemicals on the Premises in a manner which violates such insurance policies or which is otherwise unsatisfactory to Lessor. Lessee shall not keep or have on the Premises any article or item of a dangerous, inflammable or explosive character that might unreasonably increase the danger of damage to the Premises or that might be considered hazardous or ultra-hazardous by an insurance company.

7. Utilities. Lessee shall be responsible for obtaining and paying for any utility services required by Lessee in connection with the Premises during the term of this Lease.

8. Possession.

a. Condition of Premises. Lessee acknowledges that Lessee has inspected the Premises and the improvements thereon, if any, that Lessee is acquainted with the condition thereof, that the Premises are in good order and repair and in a safe, clean, and tenantable condition as of the Effective Date, that the Premises are provided hereunder in “as is” condition only, and that Lessee accepts the same in their present condition without reliance upon any oral representation by Lessor. The parties acknowledge that the following described personal property shall be included within the subject matter of this Lease: N/A.

b. Date of Possession. Lessee shall take possession of the Premises on the commencement date of the term of this Lease.

c. Title. Title to the Premises shall remain with Lessor at all times during the term hereof, and nothing contained herein shall be construed to transfer or convey title in the Premises to Lessee.

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d. Use. The Premises shall be used and occupied by Lessee exclusively in connection with the Business. Lessee shall not use the property for any other purpose or permit access to or use of the property by any other person not connected with the operation of the Business, and Lessee shall not allow any hunting, fishing, snowmobiling, trapping and similar or related activities on the Premises. Lessee shall follow the farming practices that are generally recommended for the type of farming operation contemplated by the Business in the locality, shall properly care for all growing crops in a good and husbandlike manner, shall harvest all crops in the proper season, and shall cultivate the farm faithfully and in a timely, thorough, sustainable and businesslike fashion. Lessee shall protect the soil from contamination, erosion or injury. Lessee shall not permit the presence of livestock on the Premises without prior written consent of Lessor. Lessee shall not burn, bale, remove or dispose of cornstalks, straw or other crop residues. Lessee shall not manufacture, sell, trade, deliver or dispense intoxicating liquors on the Premises. Lessee shall prevent the transfer of any genetically altered crops or characteristics to adjacent properties. Lessee shall also act in a manner which complies with all governmental programs for which the Premises or Lessor may be eligible and shall not jeopardize or hinder any such eligibility. Lessee shall certify planted acres at the Farm Service Agency on an annual basis.

e. Operating Expenses. Lessee shall pay all operating expenses associated with the Business and shall furnish all time, labor, power, vehicles, machinery and equipment required to operate the Business. Lessee shall be responsible for transporting or paying to transport all materials and equipment that enable Lessee to operate the Business or make repairs, maintenance or permitted improvements.

f. Compliance with Laws. Lessee shall comply with all applicable federal, state and local laws, regulations, ordinances and rules.

g. Mineral Rights. Nothing in this Lease shall confer upon Lessee any right to minerals underlying the Premises. Such mineral rights are hereby reserved by Lessor together with the full right to enter upon the Premises and to bore, search, excavate, work, and remove the minerals, to deposit excavated rubbish, to pass over the Premises with vehicles, and to lay down and work any railroad track or tracks, tanks, pipelines, power lines, and structures as may be necessary or convenient for the above purpose.

h. Inspection. Lessor and Lessor’s agents shall have the right at all reasonable times during the term of this Lease and any renewal thereof to enter the Premises for the purposes of inspecting the Premises and all building and improvements thereon, monitoring the use of the Premises, taking any action which the Lessor deems necessary for the preservation of the Premises.

i. Repairs and Maintenance. Lessee shall, at Lessee’s sole expense, be responsible for repairs and maintenance with respect to the Premises and the improvements thereon. Lessee shall keep and maintain the Premises and the personal property described herein in good and working condition and repair during the term of this Lease and any renewal thereof, shall keep the Premises neat and orderly to the satisfaction of Lessor, shall keep the Premises free of any accumulation of waste material, debris, refuse, garbage or containers, and shall prevent all unnecessary waste, loss or damage to the Premises. Lessee shall prevent weeds from going to seed on the Premises and shall routinely mow the Premises, including the lots and roadways thereon. Lessee shall maintain the fences, ditches, tile intakes, outlets, waterways and terraces in good order and repair and shall preserve established and natural waterways. Lessee shall engage in farming practices which minimize soil erosion and conserve soil. Lessee shall maintain the quality of the soil through actions preserving, without limitation, the soil concentrations of lime, fertilizers and manure at safe and desirable levels, at Lessee’s sole expense.

j. Hazardous Substances.

i. Use. Lessee shall use the Premises without contamination of the land, air or water resources and without violation of any environmental laws, regulations, rules, ordinances or other requirements. All chemicals and hazardous substances used by Lessee on the Premises shall be applied by a licensed operator, whenever required by any law, regulation or rule. Such application shall be in a prudent and proper manner, including the use of equipment that is in good working order, and at levels that do not exceed the manufacturer’s recommendation. The application of any chemicals on the Premises shall at all times be in a manner that is generally consistent with prudent farming practices, any statutes, rules or regulations, and any guidelines and recommendations of the manufacturer and in accordance with the labeled instructions. Each chemical container shall be used in a manner which minimizes the risk of an accidental spill or discharge. Lessee shall prevent chemical and pesticide drift onto non-target lands and shall use prudence and care in transporting, storing, handling and applying all fertilizers, pesticides, herbicides, chemicals and other substances.

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ii. Storage. No chemicals shall be stored on the Premises for more than one (1) year from the date of purchase of such chemicals. Any chemicals or petroleum products stored or maintained on the Premises shall be clearly marked in sealed containers located above ground. Each chemical container shall be stored in a manner which minimizes the risk of an accidental spill or discharge.

iii. Disposal. No excess chemicals or chemical containers shall be disposed of on the Premises. All excess chemicals, chemical containers or other hazardous waste will be removed in a timely, prudent manner by Lessee at Lessee’s expense, and under no circumstances shall such remain after the end of the term hereof.

iv. Records. During the term hereof, Lessee shall record all applications of chemicals and fertilizer by field, including the name and source of each item applied, the quantity applied, and the date of the application. Lessee shall furnish a copy of this record to Lessor within seven (7) days of Lessor’s request therefor. Lessee agrees to make such record available for inspection by Lessor at any reasonable time during the term hereof.

v. Cleanup. Lessee shall pay for the cleanup of any hazardous chemical spill occurring on the Premises when the spill is the direct or indirect result of Lessee’s actions or Lessee’s responsibilities or activities arising in connection with the Business, and Lessee shall be responsible for all expenses resulting from any environmental liability caused by Lessee.

k. Improvements. Lessee shall make no alterations to the buildings on the Premises or construct any building, add or alter electrical wiring, add or alter plumbing or heating to any building, make other improvements on the Premises, or incur any related expense for Lessor without the prior written consent of Lessor.

l. Signs. Lessee agrees that no signs, commercial advertising signs or otherwise, shall be placed and no painting shall be performed on or about the Premises by Lessee or at Lessee’s direction without the prior written consent of Lessor.

9. Cooperation. Lessee shall cooperate fully with Lessor in Lessor’s efforts to obtain compliance with the terms and conditions hereof, to seek performance of Lessee’s obligations hereunder, and to protect and preserve the Premises or the existence, value, priority, or protection of Lessor’s rights, titles, interests and liens hereunder or related hereto. Lessee shall execute all documents and instruments, provide all reports, data, documents and information, take or terminate all actions, and provide all other assistance requested by Lessor in connection with the foregoing, in Lessor’s sole discretion.

10. Representations and Warranties. To induce Lessor to enter into this Lease, Lessee represents and warrants to Lessor that:

a. State of Organization and Legal Name. Lessee’s state of organization, if any, and exact legal name are set forth in the first paragraph of this Lease.

b. Good Standing. If Lessee is an organized entity, Lessee is duly organized, legally existing and in good standing under the laws of the state of its organization, has the power to own its property and to carry on its business, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary.

c. Authority. Lessee has full power and authority to enter into this Lease, to execute and deliver all documents and instruments required hereunder, and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper action, and no consent or approval of any person and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

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d. Binding Agreement. This Lease has been duly and properly executed by Lessee, constitutes the valid and legally binding obligation of Lessee, and is fully enforceable against Lessee in accordance with its terms.

e. Litigation. There are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Lessee, threatened against or affecting Lessee or any property of Lessee, at law or in equity, by or before any court or any federal, state, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

f. Taxes. Lessee has paid or caused to be paid all federal, state and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, state and local tax returns which are required to be filed by Lessee.

g. Title. Lessee has good and marketable title to the Collateral, the Crops, and all other assets of Lessee.

h. Place of Business. Lessee’s principal place of business is located at the address set forth herein for notices to Lessee and shall not be changed by Lessee without at least thirty (30) days prior written notice to Lessor.

i. Financial Information. All financial statements, schedules, reports and other information supplied to Lessor by or on behalf of Lessee are and shall be true and complete.

j. Licenses and Permits. Lessee has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, state and local laws of the jurisdictions in which Lessee conducts its business, and each remains valid and in full force and effect.

k. Perfection and Priority of Collateral. Upon proper filing of any financing statement or delivery of Collateral to Lessor’s possession, the Security Interest and the Lien will be and shall remain a valid and perfected, free of all other liens, claims and rights of third parties.

l. Survival. All representations and warranties contained in or made in connection with this Lease shall survive any termination of this Lease.

m. Updates. All representations and warranties contained in or made under or in connection with this Lease may be amended, changed or otherwise modified by Lessee, with the consent of Lessor, at any time and from time to time after the Effective Date so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes or modifications are disclosed in writing to and approved by Lessor. Lessor shall have no obligation to waive any default of Lessee hereunder due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of such representation or warranty.

11. Termination and Default.

a. Expiration. Except as set forth herein for a termination of this Lease following a default hereunder or a condemnation of the Premises, this Lease may be terminated only in connection with the expiration of the term hereof as provided herein.

b. Event of Default. In the event that Lessee shall fail to make any of the payments required under this Lease within ten (10) days following the date of such payment, shall in any other manner fail to perform or observe all of Lessee’s obligations or covenants hereunder, shall reasonably appear to have abandoned the Premises, shall become or be determined to be bankrupt or insolvent, Lessee shall be in default under the terms and conditions of this Lease (“Event of Default”).

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c. Cure. Upon the occurrence of an Event of Default, Lessee shall have ten (10) days following written notice of such default from Lessor to cure said default.

d. Termination. Upon the occurrence of an Event of Default and Lessee’s failure to cure such default as provided herein, Lessor may terminate this Lease and the rights and interests of Lessee hereunder shall be forfeited without affecting the rights of Lessor hereunder.

e. Liquidated Damages. Upon Lessor’s termination of this Lease following an Event of Default, all payments theretofore made by Lessee shall be retained by Lessor as liquidated damages by Lessor sustained and as compensation for the use of the Premises.

f. Acceleration. Upon Lessor’s termination of this Lease following an Event of Default, all payment obligations of Lessee accruing hereunder shall be immediately due and payable, including the entire balance of rent and any other payment obligations due hereunder for the term hereof.

g. Security and Lien Interests. An Event of Default and any related termination of this Lease shall not effect Lessor’s rights with respect the Security Interest and the Lien, which shall continue as long as Lessee has obligations to Lessor and for as long as permitted by law.

h. Surrender of Premises. Lessee shall, upon the expiration or the termination of this Lease for any reason, immediately surrender peaceable possession of the Premises and the personal property hereby leased without further demand or notice, in as good order and condition as such Premises and such personal property were in on the Effective Date, reasonable wear and tear excepted, and Lessee hereby waives any requirement of notice of the termination of Lessee’s tenancy of the Premises.

i. Restoration of Premises. Upon the termination of this Lease for any reason, Lessee shall restore the Premises to the condition of the Premises on the Effective Date.

j. Right of Entry. If Lessee fails to extend this Lease in a timely manner as set forth herein, following completion of Lessee’s final harvest for the expiring term, Lessor shall have the right to enter the Premises to prepare the Premises for subsequent leasing. In addition, upon the occurrence of an Event of Default, Lessor may, at Lessor’s option, enter the Premises by any means without being liable for any prosecution therefor and without becoming liable to Lessee for damages or for any payment of any kind. If Lessor’s right of re-entry is exercised following Lessee’s abandonment of the Premises, Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper and is hereby relieved of all liability for doing so.

k. Seizure of Crops. Upon the occurrence of an Event of Default and a termination of this Lease by Lessor, Lessor may seize the Collateral, the Crops, and any other property located on the Premises. If the Crops are not fully grown or matured, Lessor shall cause the same to be properly cultivated and harvested or gathered, and may sell and dispose of thereof, and apply the proceeds, so far as may be necessary, to compensate for Lessor’s labor and expenses, and to pay Lessee’s obligations to Lessor. Notwithstanding anything to the contrary expressed or implied herein, in the event of the failure by Lessee to meet its obligations hereunder to faithfully care for the Crops, Lessor or its agents shall have the right to immediately enter upon the Premises and to properly care for or harvest said crops and charge the cost thereof to Lessee.

l. Lessor Payment. Upon the occurrence of an Event of Default, Lessor may, in its sole discretion, make any payment or perform any obligation of Lessee on behalf of Lessee, nonpayment or nonperformance of which has caused such Event of Default. Lessee shall reimburse Lessor immediately upon demand for such payment, all of Lessor’s expenses related to such payment or obligation, and all costs of enforcement hereof in connection therewith.

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m. Enforcement. Upon the occurrence of an Event of Default or any action by Lessee to enforce the provisions of this Lease, Lessor shall have the right to all available legal and equitable rights and remedies in addition to the remedies explicitly set forth herein, which shall be non-exclusive and cumulative, and which shall remain available without regard to any waiver of any preceding or succeeding breach of this Lease. Lessee shall reimburse Lessor for all of Lessor’s damages, costs and expenses in connection with Lessor’s enforcement of this Lease, including but not limited to all court costs and attorneys’ fees related thereto.

12. Indemnification. Lessee hereby releases, indemnifies, holds and saves Lessor harmless and agrees to defend Lessor, Lessor’s affiliates, and the officers, directors, shareholders, employees, representatives, servants, agents, attorneys, successors and assigns of Lessor and Lessor’s affiliates for, from and against any and all claims, causes of action, damages (including without limitation, all foreseeable and unforeseeable consequential damages, injunctive or other relief), fines, judgments, penalties, costs, liabilities, losses, or expenses (including without limitation, consultants’ costs, attorneys’ fees, and reasonable investigative and discovery costs) arising prior to, during or after the term of this Lease on account of or in connection with, or directly or indirectly related to: (i) the acts or omissions of Lessee, its agents, servants, employees, contractors, guests and invitees; (ii) Lessee’s use and occupancy of the Premises, Lessee’s operation of the Business, or any work or activity allowed or suffered by Lessee to be completed in, on or about the Premises; (iii) the violation of any laws, regulations, ordinances or rules by Lessee or Lessee’s agents; (iv) the presence, use, generation, storage, or release of hazardous materials in, on, under or above the Premises or adjoining property during the term hereof; and (v) any breach of the representations, warranties and obligations of Lessee contained in this Lease. Tenant’s obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or earlier termination of this Lease, as to any act or omission occurring prior to the expiration or termination of this Lease.

13. Condemnation. This Lease shall terminate upon the occurrence of a total condemnation of the Premises by an authorized governmental agency, and Lessee shall remain responsible for all payment obligations accruing to Lessee as of the date of such condemnation. A partial condemnation shall only terminate this Lease at the option of Lessor; provided, however, that if Lessor elects to continue the Lease following a partial condemnation, Lessee shall be entitled to a partial abatement of the Rent hereunder which shall be proportionate to the loss of use of the Premises suffered by Lessee.

14. Subordination. This Lease and Lessee’s leasehold interests hereunder are and shall be subject, subordinate, and inferior to any liens or encumbrances now or hereafter placed on the Premises by Lessor, all advances made under any such liens or encumbrances, the interest payable on any such liens or encumbrances, and any and all renewals or extensions of such liens or encumbrances. Lessee shall execute all documents and instruments and take all actions requested by Lessor to accomplish or evidence such subordination.

15. Sale of Premises. Notwithstanding any provision herein to the contrary, Lessor shall retain the right at all times during the term hereof to sell the Premises or any part thereof and to take any actions necessary or desirable to facilitate or accomplish the foregoing. Upon the occurrence of a sale of the Premises or any part thereof by Lessor, Lessee shall remain bound by this Lease, but the purchaser of the Premises shall have the right to terminate this Lease and obtain immediate possession of the Premises upon payment of fair compensation for such action. If Lessee and the purchaser do not mutually agree to the amount of such compensation within seven (7) days following the date of such sale, such amount shall be determined by a panel of three (3) disinterested appraisers, one (1) of which shall be chosen each by the purchaser and Lessee, and the appraisers so chosen shall choose the third appraiser. The decision of the appraisers shall be final as to the amount to be paid by the purchaser. The purchaser and Lessee shall each be responsible for the costs of the appraiser of their choice and shall be equally responsible for the costs of the third appraiser.

16. Miscellaneous

a. Construction. The language used in this Lease shall be deemed to be the language approved by all parties to this Lease to express their mutual intent and no rule of strict construction shall be applied against any party.

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b. Headings. The headings used herein are for convenience and shall not be resorted to for purposes of interpretation or construction hereof.

c. Severability. In the event that any provision hereof shall be determined to be illegal, invalid or unenforceable during the term hereof, the remainder of this Lease shall not be affected and shall continue in full force and effect, and the illegal, invalid or unenforceable provision shall be amended only to the extent necessary to make such provision legal, valid and enforceable.

d. Entire Agreement. This Lease constitutes the entire agreement between the parties hereto, and all offers, acceptances, oral representations, agreements and writings between the parties heretofore made are merged herein and shall be of no force or effect unless contained in this Lease.

e. Amendment. This Lease may be modified or amended only by a writing duly authorized and executed by all of the parties hereto.

f. Assignment. Lessee shall not assign or transfer this Lease in any manner without the prior written consent of Lessor.

g. Binding Effect. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors, heirs, executors, administrators and permitted assigns.

h. Time of the Essence. Time is of the essence in each and every provision, covenant and condition herein contained.

i. Governing Law. This Lease shall be construed and interpreted in accordance with the laws of the State of Illinois.

j. Jurisdiction. All claims, actions and suits brought hereunder shall be brought only in the federal and state courts located in McLean County, Illinois, and all objections or protests based on jurisdiction and venue are hereby waived.

k. Notices. All notices required or permitted under this Lease shall be properly given when served in person or three (3) days following mailing of such notices when sent by registered or certified mail, return receipt requested and postage prepaid, to the following addresses or such other addresses as the parties hereto designate in writing:

i.	Lessor:	Source Agriculture Corp.
C/O Murray Wise Associates LLC

ii.	Lessee:	Holmes Farms

l. Counterparts. This Lease may be executed in any number of counterparts (including by facsimile signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR:		LESSEE:
Source Agriculture Corp.		Holmes Farms

By:	Murray Wise Associates LLC	By:	/s/ Corey Holmes
Its Authorized Agent:			Corey Holmes

By:	/s/ Ross Perkins	Date Signed: 3/25/2024
Ross Perkins

Date Signed: 3/25/2024

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